UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2,
Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Not Applicable
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On December 3, 2007, SunOpta Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Stephen R. Bronfman, the SRB Belvedere Trust and The Charles R. Bronfman Trust (collectively, the "Selling Shareholders"), and BMO Capital Markets Corp. (the "Underwriter") pursuant to which the Selling Shareholders agreed to sell to the Underwriter an aggregate of 5,080,532 common shares, no par value, of the Company at a purchase price of $13.20 per share. The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.

Other Events.

On December 3, 2007, the Company issued a press release announcing the offering of common shares, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 -

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 3, 2007, by and among SunOpta Inc., Stephen R. Bronfman, the SRB Belvedere Trust, The Charles R. Bronfman Trust and BMO Capital Markets Corp. (incorporated by reference to Amendment No. 9 to Schedule 13D, filed with the Commission by Stephen R. Bronfman, Robert Fetherstonhaugh, the SRB Belvedere Trust and The Charles R. Bronfman Trust on December 4, 2007 (Commission File No.005-59617)

99.1	Press Release of SunOpta Inc., dated December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jeremy N. Kendall	By	/s/ Steve Bromley

	Jeremy N. Kendall,		Steve Bromley,
	Chairman		President and Chief Executive Officer

Date	December 7, 2007	Date	December 7, 2007